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                                  EXHIBIT 10-26

                        AMENDMENT OF EMPLOYMENT AGREEMENT

         This AMENDMENT made as of this 4th day of May, 2003 (the "AMENDMENT DATE") shall modify and amend the Employment Agreement by and between GENESEE CORPORATION (the "COMPANY") and STEVEN M. MORSE (the "EXECUTIVE") dated December 15, 2002 (the "AGREEMENT").

         WHEREAS, the Company and the Executive wish to amend certain terms of the Agreement as set forth herein;

         NOW, THEREFORE, the parties agree to amend the Agreement as follows:

         1. INCREASE OF MAXIMUM AVAILABLE BONUS FOR FISCAL 2004 AND THEREAFTER. Effective as of May 4, 2003 and continuing thereafter, the reference to 25% in the first sentence of Section 5(c) of the Agreement is hereby deleted and replaced with 35%.

         2. PAYMENT UPON DEATH OR DISABILITY OF THE EXECUTIVE. Effective as of the Amendment Date:

                  (a)      Termination by Death.

                           (i)      Section 8(c) of the Agreement is hereby
deleted in its entirety and replaced with the following:

                  "The Term of Employment shall terminate immediately upon the death of the Executive."

                           (ii)     Section 8(d) is modified by deleting the
reference to Section 8(c) therein.

                  (b) Compensation Upon Termination Due to Death. Section 10(b) is amended by inserting the following:

                  "In addition, in the event the Term of Employment is terminated pursuant to Section 8(c), then the Company shall pay to the Executive's estate promptly after the Date of Termination (subject to the Company's receipt of a Release from the Executive or his legal representative): (i) a lump-sum payment equal to 100% of the Base Salary in effect at the Date of Termination; (ii) the value of the unused vacation accrued as of the Date of Termination; (iii) an amount that the MCC determines, in its sole discretion, is appropriate to compensate the Executive for the bonus opportunity he had for the current year through the Date of Termination; and (iv) any Base Salary, unreimbursed expenses, additional compensation or benefits, including the Retirement Benefit, accrued but unpaid or vested as of the Termination Date."

                  (c) Disability of the Executive. Section 10(c) is hereby deleted in its entirety and replaced with the following:

                  "In the event the Executive is terminated pursuant to Section 8(b), then the Company shall pay to the Executive promptly after the Date of Termination (subject to the Company's receipt of a Release from the Executive or his legal

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                                                                   Page 89 of 95

                  representative): (i) a lump-sum payment equal to 100% of the Base Salary in effect at the Date of Termination; (ii) the value of the unused vacation accrued as of the Date of Termination; (iii) an amount that the MCC determines, in its sole discretion, is appropriate to compensate the Executive for the bonus opportunity he had for the current year through the Date of Termination; and (iv) any Base Salary, unreimbursed expenses, additional compensation or benefits, including the Retirement Benefit, accrued but unpaid or vested as of the Termination Date. In addition, the Executive shall be entitled to continue receiving the benefits provided in
                  Section 7(a) of the Agreement, for up to twelve (12) months following the Date of Termination. The Executive shall cease receiving any of the Section 7(a) benefits provided for hereunder, however, on the first date on which the Executive is eligible to receive the same type of benefit from a new employer or entity for whom he is acting as an independent contractor. The Executive shall cease receiving one type of
                  Section 7(a) benefits, but not another if he does not receive such benefits in his new position."

         3. DEFINED TERMS. Unless otherwise defined in this Amendment, all capitalized terms shall have the meaning assigned to them in the Agreement.

         4. SURVIVAL OF THE AGREEMENT. Except as amended by this Amendment, the Agreement shall remain in full force and effect in accordance with the terms thereof.

         5. MISCELLANEOUS. This Amendment is governed by the internal laws of the State of New York. All references in the Agreement to the Agreement shall mean the Agreement as modified by this Amendment.

                            [SIGNATURE PAGE FOLLOWS]

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment the
Amendment Date.

                                        GENESEE CORPORATION

                                        By: /s/ Stephen B. Ashley
                                            -----------------------------------

                                            Stephen B. Ashley, President

                                         /s/ Steven M. Morse
                                        ----------------------------------------
                                        Steven M. Morse